EXHIBIT 2.2


                                    AMENDMENT
                        TO SECURITIES PURCHASE AGREEMENT

     THIS AMENDMENT is made as of April 30, 2002 by and among EVTC, Inc., a Delaware corporation ("EVTC"), Innovative Waste Technologies, LLC, a Nevada limited liability company ("IWT"), and each of Guy L. Harrell, Gary A. Tipton and Brasada Energy, Inc., as all of the members of IWT (the "Members"). EVTC, IWT and the Members are referred to collectively herein as the "Parties."

     WHEREAS, EVTC, IWT and Messrs. Harrell and Tipton, all signatories hereto, are all the parties to that certain Securities Purchase Agreement dated as of March 26, 2002; and

     WHEREAS, the Parties now wish to amend the Agreement to modify and clarify certain provisions of the Agreement, as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree:

     1. Section 3.1 of the Agreement pertaining to the Closing Date is amended [italics] by deleting the outside date by which the Merger is to be consummated from "April ___, 2002" and substituting therefor "May 10, 2002."

     2. Section 9.1(d)(ii) of the Agreement pertaining to terminating the Agreement is amended [italics] by deleting the outside date by which the Closing shall have occurred from "April 30, 2002" and substituting therefor "May 31, 2002."

     3. Section 5.5(a) of the Agreement pertaining to the capitalization of EVTC is amended [italics] to read, as follows:

          "(a) The authorized capital stock of EVTC consists of 25,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share. At April 30, 2002, 8,856,475 shares of Common Stock and no shares of Preferred stock were issued and outstanding, respectively. At April 30, 2002, other than 1,670,000 shares of Common Stock reserved and/or issuable upon exercise of outstanding option grants, there were no other shares of Common Stock reserved for issuance by EVTC under any of EVTC's 1992, 1996 or 2000 stock option plans or outside any such plans. No warrants were outstanding at April 30, 2002."

     4. Section 5.5(b) of the Agreement pertaining to EVTC capitalization is amended to delete from the first sentence: "the sale of 5,000,000 shares of Common Stock previously authorized by EVTC's board of directors."

     5. All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

     6. The Agreement, as so amended by this Amendment, remains in full force and effect.

     7. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                        EVTC, INC.


                                        By: /s/ John D. Mazzuto
                                           -------------------------------------
                                           Name:   John D. Mazzuto
                                           Title:  Chief Executive Officer


                                        INNOVATIVE WASTE TECHNOLOGIES, LLC


                                        By: /s/ Guy L. Harrell
                                           -------------------------------------
                                           Name:   Guy L. Harrell
                                           Title:  Managing Member


                                           /s/ Guy L. Harrell
                                           -------------------------------------
                                           GUY L. HARRELL, as Member


                                           /s/ Gary A. Tipton
                                           -------------------------------------
                                           GARY A. TIPTON, as Member


          [SIGNATURE PAGE - AMENDMENT TO SECURITIES PURCHASE AGREEMENT]


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